[ELMER'S RESTAURANTS, INC. LOGO]                                    EXHIBIT 99.1

PRESS RELEASE


For Release                                                   Contact:
November 18, 2004                                             --------
4:05 p.m. EST                                                 Kristi Dunlap
                                                              (503) 252-1485


                       ELMER'S RESTAURANTS, INC. ANNOUNCES
                             SECOND QUARTER EARNINGS

Portland, Oregon -- Elmer's Restaurants, Inc. (NASDAQ Small-Cap: ELMS) announced today second quarter earnings for the twelve weeks ended October 11, 2004. The Company reported second quarter net income of $221,000 compared to $331,000 for the same period a year ago. Fully diluted earnings per share for the quarter decreased to $.11 per share compared to $.15 per share last year. Revenues for the quarter were $7.8 million, unchanged compared to the year ago period. Same-store sales for the corporate-owned Elmer's Restaurants rose nearly 1.5% in the quarter compared to the year ago period.

For the twenty-eight weeks ended October 11, 2004 the Company earned $533,000 or $.27 per fully diluted share, compared to net income of $694,000, or $.32 per fully diluted share, for the year ago period. Net income decreased primarily due to reduced commissions under the new six-year Oregon lottery contract, which was effective June 27, 2004. The Company also experienced somewhat higher labor and restaurant operating costs, relative to the prior year.

Commenting on the results, Company Chief Executive Officer Bruce Davis said, "Operationally, we are focused on improving the financial results of two restaurants. Strategically, we remain focused on growing the Elmer's brand, principally through the addition of new franchisees. Since the start of our fiscal year, we have opened a franchised Elmer's restaurant in Eugene, Oregon and have three franchised restaurants under development."

On August 5, 2004, an investor group led by Davis presented a proposal for a `going-private' transaction at $7.50 per share in cash. (The closing price of the Company's stock on August 4, 2004 was $6.25 per share). At the Company's November 4, 2004 meeting of the Company's Board of Directors, Davis reported that the Company has received no expressions of interest from any prospective acquirors of the Company. The Board reiterated its commitment to maximizing shareholder value and its willingness to consider higher cash offers.

The Company owns and operates 10 Elmer's restaurants and franchises 23 Elmer's restaurants in Washington, Oregon, California, Idaho and Montana. An additional three franchise operated restaurants are under development. The Company also owns and operates five Mitzel's American Kitchen restaurants in the Puget Sound area of Washington state, and 13 delicatessen-style restaurants in Oregon.

SAFE HARBOR STATEMENT: A number of statements contained in this press release are forward-looking statement that are subject to risk and uncertainties and which are made pursuant to the Safe Harbor provisions of the private Securities Litigation Reform Act of 1995. Statements indicating that the Company "believes", "expects", "anticipates" or "estimates" are forward-looking as are all other statements regarding future financial results, market conditions and other events that have not yet occurred. These forward-looking statements may involve a number of risks and uncertainties relating to the Company's business, financial conditions, and operations, as well as other factors listed in the

Company's filings with the Securities and Exchange Commission. The Company assumes no obligation to update these forward-looking statements to reflect actual results or changes in factors or assumptions affecting such forward-looking statements.

11802 S.E. Stark St.
P.O. Box 16938
Portland, OR  97292-0938
Ph: (503) 252-1485 Fax: (503) 252-6706

                                       ###

           ELMER'S RESTAURANTS, INC., AND SUBSIDIARIES
           CONDENSED CONSOLIDATED STATEMENTS OF INCOME

                                                   FOR THE TWENTY-EIGHT WEEKS ENDED               FOR THE TWELVE WEEKS ENDED
                                                ----------------------------------------    ---------------------------------------
                                                   OCTOBER 11,           October 13,           OCTOBER 11,          October 13,
                                                      2004                  2003                  2004                 2003
                                                ------------------    ------------------    ------------------   ------------------
                                                   (Unaudited)           (Unaudited)           (Unaudited)          (Unaudited)

REVENUES                                             $ 17,637,774          $ 17,894,894           $ 7,833,090          $ 7,835,882
                                                ------------------    ------------------    ------------------   ------------------

COSTS AND EXPENSES:

Cost of restaurant sales:
  Food and beverage                                     5,154,207             5,440,866             2,311,157            2,340,907
  Labor and related costs                               6,002,505             5,912,821             2,585,414            2,514,260
  Restaurant operating costs                            2,503,142             2,438,118             1,120,089            1,059,444
  Occupancy costs                                       1,107,741             1,107,809               488,287              472,004
  Depreciation and amortization                           467,494               441,257               200,354              189,110
General and administrative expenses                     1,426,860             1,351,931               695,274              681,029
  Net loss (gain) on disposition of property             (129,009)                4,071                16,294                    -
  Net loss on impairment of equipment                     140,000                     -                     -                    -
                                                ------------------    ------------------    ------------------   ------------------

                                                       16,672,940            16,696,873             7,416,869            7,256,754
                                                ------------------    ------------------    ------------------   ------------------

INCOME FROM OPERATIONS                                    964,834             1,198,021               416,221              579,128

OTHER INCOME (EXPENSE):
  Interest income                                          32,647                41,723                14,849               16,967
  Interest expense                                       (224,337)             (208,530)             (114,791)             (92,537)
  Gain (loss) on sale of marketable securities             10,809                14,419                 8,835               10,970
                                                ------------------    ------------------    ------------------   ------------------

    Income before provision for income taxes              783,953             1,045,633               325,114              514,528

Income tax provision                                     (251,000)             (352,000)             (104,000)            (184,000)
                                                ------------------    ------------------    ------------------   ------------------

NET INCOME                                              $ 532,953             $ 693,633             $ 221,114            $ 330,528
                                                ==================    ==================    ==================   ==================


PER SHARE DATA:

Net income per share - Basic                               $ 0.29                $ 0.34                $ 0.12               $ 0.16
                                                ==================    ==================    ==================   ==================

Weighted average number of
common shares outstanding - Basic                       1,820,460             2,041,709             1,825,960            2,041,709
                                                ==================    ==================    ==================   ==================


Net income per share - Diluted                             $ 0.27                $ 0.32                $ 0.11               $ 0.15
                                                ==================    ==================    ==================   ==================

Weighted average number of
common shares outstanding - Diluted                     1,953,084             2,135,709             1,963,118            2,147,709
                                                ==================    ==================    ==================   ==================